EXHIBIT 10.14

                              DISTRIBUTOR AGREEMENT




                                     BETWEEN




                           ROCKWELL INTERNATIONAL, SSD

                                       AND

                              NETSPEAK CORPORATION


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                                TABLE OF CONTENTS
                                                              PAGE
                                                              ----
DISTRIBUTOR AGREEMENT...........................................1

RECITALS........................................................1

1.       SOLE AND ENTIRE AGREEMENT..............................1

2.       DEFINITIONS............................................2

3.       LICENSE AND APPOINTMENT AS RESELLER....................2

4.       TERM...................................................6

5.       DUTIES OF NETSPEAK.....................................6

6.       DUTIES OF ROCKWELL.....................................7

7.       TRADE NAMES, TRADEMARKS AND PRIVATE LABELS.............8

8.       PRICING AND DISCOUNTS..................................8

9.       FIELD TESTING..........................................9

10.      SALES AND PRE-SALES SUPPORT............................9

11.      ORDERING AND DELIVERY.................................10

12.      WARRANTY..............................................11

13.      INDEMNIFICATION.......................................12

14.      TRAINING AND DOCUMENTATION............................13

15.      TERMINATION...........................................13

16.      CONFIDENTIALITY.......................................14

17.      ESCROW................................................15

18.      CUSTOM APPLICATIONS AND CONSULTING....................15

19.      LIMITED LIABILITY.....................................15

20.      GENERAL TERMS.........................................15


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                              DISTRIBUTOR AGREEMENT



         This Agreement is made and entered into this 1st day of February, 1997, by and between NETSPEAK CORPORATION, a Florida corporation, with its principal place of business at 902 Clint Moore Road, Suite 104, Boca Raton, FL 33487 ("NETSPEAK") and ROCKWELL International Corporation, Switching Systems Division, a Delaware corporation, with its principal place of business at 300 Bauman Ct., Wood Dale, Illinois 60191 ("ROCKWELL").

RECITALS


WHEREAS, ROCKWELL and NETSPEAK have jointly agreed to a Memorandum of Understanding describing the desire of both companies to enter into an agreement whereby NETSPEAK will become a supplier of its various technologies and products to the Switching Systems Division of ROCKWELL; and

WHEREAS, ROCKWELL and NETSPEAK have begun to jointly present information regarding the use of NETSPEAK technologies in combination with ROCKWELL products; and

WHEREAS, ROCKWELL and NETSPEAK desire to agree on processes and procedures for meeting Customers' desires to use their existing products in combination; and

WHEREAS, ROCKWELL manufactures, markets and sells Automatic Call Distributor ("ACD") products, and related Computer Telephony Integration Software and Services known as Galaxy and Spectrum ACD Systems;

WHEREAS, NETSPEAK manufactures, markets, and licenses certain Web Enabled Telephony software families which can be used in connection with the ROCKWELL ACD systems:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Agreement as follows:

1.       SOLE AND ENTIRE AGREEMENT

This Agreement, which constitutes the entire agreement between the parties, supersedes and replaces any and all prior or contemporaneous understandings or agreements. This Agreement may be amended, modified, or revoked only by a written instrument executed by both ROCKWELL and NETSPEAK.



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2.       DEFINITIONS

As used in this Agreement, the following terms shall have the designated meaning detailed below:

2.1 "ROCKWELL PRODUCT" shall mean the Galaxy, Spectrum and ACDs and UniverCTI, VarCTI Software and related services as the same may be modified, revised, renamed or enhanced from time to time.

2.2 "NETSPEAK PRODUCT" shall collectively mean the NETSPEAK Software and all Professional Services including, but not limited to Consulting, Training, Maintenance, and Support as listed in Exhibit A, "Product List, Pricing and Discount Schedule".

2.3 "NETSPEAK SOFTWARE" shall mean the Web Enabling Telephony family of software (in object code form) as described in Exhibit A including all modifications, revisions, and enhancements thereto.

2.4 "NETSPEAK PRODUCT DOCUMENTATION" shall mean the technical documentation for the NETSPEAK Software, including but not limited to the NETSPEAK Installation, Training, Users and Maintenance Manual, release notes and updated installation instructions and user guides.

2.5 "CUSTOMER" shall mean ROCKWELL's direct-end users customers to whom Product(s) are supplied and licensed for internal use, and also shall mean ROCKWELL's agents appointed for distribution or resale of ROCKWELL and NETSPEAK Product(s), referred to in this Agreement as "End User/Agent".

2.6 "MARKET" shall mean any standalone or networked Automatic Call Center having greater than 125 seats, worldwide.

3.       LICENSE AND APPOINTMENT AS RESELLER

3.1 EXCLUSIVE LICENSE TO ROCKWELL. NETSPEAK & ROCKWELL agree to complete the definition and final terms for granting the rights to an Exclusive License to Rockwell, within 30 days of Effective Date of this Agreement.

NON-EXCLUSIVE LICENSE TO ROCKWELL Subject to the terms and conditions hereinafter set forth, NETSPEAK hereby grants to and ROCKWELL hereby accepts from NETSPEAK, a restricted worldwide, non-exclusive and non-transferable license resell the NETSPEAK Product and to sublicense the NETSPEAK Software, for use with any equipment, and/or applications, to CUSTOMERS within the defined MARKET, during the term of this Agreement.

3.2 NATURE OF AGREEMENT. The software license granted in Section 3.1 only grants to ROCKWELL a license to distribute NETSPEAK Software, including any specific software created for ROCKWELL unless other-wise stated in 3.5, and does not transfer any right, title or interest to

                                       -2-

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any NETSPEAK Software to ROCKWELL or ROCKWELL's End User/Agents. The NETSPEAK
Software will be licensed to ROCKWELL and its End User/Agents on a right to use in perpetuity basis with all intellectual property rights remaining the property of NETSPEAK. Use of the terms "sell," "license," "purchase," "license fees" and "price" will be interpreted in accordance with this Section.

3.3 INDEPENDENT CONTRACTORS. The parties have entered into this Agreement solely as independent Contractors and nothing contained herein shall be construed as giving rise to a partnership, joint venture, or any other form of business organization. Nothing contained in this Agreement shall be construed as giving either party any exclusive rights to any products or technology of the other party, as all rights and obligations under this Agreement are of a non-exclusive nature except as stated in section 3.1. Subject to their respective confidentiality and related obligations set forth in this Agreement, each party shall be free to market and sell its products to and in conjunction with, and disclose its own unrestricted technology to, competitors of the other party hereto.

3.4 ASSIGNMENT. This Agreement is not assignable by either party in whole or in part without prior written consent of both parties. Such consent shall not be unreasonably withheld by either party. Neither change in ownership or control of either party nor assignment of this Contract by either party shall be a valid basis for termination of this Agreement.

3.5 ADDED DEVELOPMENT. This Agreement may be altered from time to time as mutually agreed to tasks for development by the parties. Both parties reaffirm that they desire to enter into an agreement aimed at the joint development, integration, and marketing of Call Center products within the ROCKWELL Product line, that will address existing and new markets. The joint development/integration project(s) may combine the technologies of both ROCKWELL and NETSPEAK. It is understood that a definitive agreement will be required to identify the rights, interests and responsibilities of the parties, including the protection of intellectual property rights in the jointly developed products and their derivatives. This definitive agreement must be reduced to writing and signed by both parties in advance of any actual work accomplishment or payment of funds.

3.6 APPROVAL OF SUBCONTRACTORS. NETSPEAK shall manage subcontractor(s) issues and to fully execute the Contractual obligations of NETSPEAK, including but not limited to cost and schedule matters, under this Agreement.

3.7      PIONEER PROGRAM MARKETING

         ROCKWELL will create an Offering to be called the INET Call Center Gateway Pioneer Program ("Pioneer Program" or the "Offering") which will be available to six customers with existing ROCKWELL Products. The Offering will enable existing ROCKWELL customers to link the customer's Internet Web site with the customer's existing call center through the use of NETSPEAK Products sold and licensed to the customer by ROCKWELL.


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         Customers purchasing this offering will be entitled to the use of the
NETSPEAK software for internal use only, in demonstration programs, Beta tests, and research programs, but will be prohibited, through contractual and/or license restrictions, from making the services enabled by the Offering available to end users commercially.

         The list price of the Offering will be $ * . The purchase price includes a software license for one Gateway server with capacity to support up to six agent positions simultaneously. The price does not include any of the hardware components which will be required to support the Offering. The price also includes six WebPhone software licenses for agent positions. Also included in the price is membership in the Pioneer Program, which entitles the customer to participate in a series of customer seminars and meetings with ROCKWELL and NETSPEAK designed to identify requirements for future web-call center products and capabilities and to share information with other members about the application of the technologies and about operational issues discovered through the use of the Offerings. This membership will continue through other phases of development unless otherwise specified in writing.

         ROCKWELL will contract with customers through its normal and standard sales procedures for the Offering. Upon the receipt and acceptance of an order for this Offering, ROCKWELL will immediately issue a Purchase Order to NETSPEAK for a "unit" of the product. The "unit" will include:

         -the Gateway server software license

         -six WebPhone licenses for Agent position usage

         -documentation including a User Manual and Administration Guide

         -agreement to provide unlimited telephone technical support for Pioneer customers

         -agreement to install, configure, and test the software on user supplied hardware

         -shipping from NETSPEAK's location to the customer's site

         -one master copy of NETSPEAK WebPhone and MiniPhone client software and the rights to distribute an unlimited number of copies of that software enabled for full use with the NETSPEAK gateway server, but not enabled for full Internet usage

         For each "unit" of the Offering sold at list price, NETSPEAK will invoice ROCKWELL for $ * . For any "units" sold to Customers by ROCKWELL at a discounted price, jointly agreed to

*Confidential portions omitted and filed separately with the Commission.

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by NETSPEAK, NETSPEAK will invoice ROCKWELL by applying the same discount to the
$ * as ROCKWELL applied to the Customer's purchase price.

         Each Company, in the course of its normal sales and marketing activities, may identify potential Customers and/or sales opportunities for the Offering. If there is sufficient Customer interest in the Offering, the parties will notify the appropriate ROCKWELL sales representative to initiate a sales effort to encourage the Customer to purchase the Offering.

         While ROCKWELL will execute all sales, from time to time, ROCKWELL may require NETSPEAK's participation in joint sales activities ("Engagement"). ROCKWELL will notify NETSPEAK of such requirements and work to arrange and coordinate Engagements and other mutually agreeable activities.

         Upon agreement by the parties to engage in specific joint sales/marketing efforts for an identified potential Customer, each party shall identify a representative to coordinate their respective activities in support of the Engagement pursuant to this agreement. Each representative shall act as a single point of contact through whom all activities associated with the specific Engagement shall be directed.

         NETSPEAK shall create and publish written materials for the Program designed to provide Customers with the ability to use and administer the NETSPEAK software and Gateway services (documentation). This documentation shall only be distributed to Customers after review and approval by ROCKWELL. ROCKWELL will provide support and assistance to NETSPEAK to assure that the NETSPEAK documentation meets with ROCKWELL's approval and ROCKWELL will appoint a representative to work directly with NETSPEAK on documentation issues.

         The parties may, from time to time, further develop such additional mutually acceptable practices and procedures for matters relating to an Engagement and closing and implementing sales as may be desirable, including without limitation, following up leads, resolving marketing conflicts, processing orders, providing copies of relevant documentation necessary to close a sale, and coordination of trouble detection and resolution.

         NETSPEAK shall provide Customers who purchase the Offering specific information on how to contact NETSPEAK to seek technical support for the Offering. Technical support for the Offering should be available immediately during general business hours across the United States (8AM-9PM EST M-F) with established procedures for "on-call" access to Technical Support via pagers or other central dispatch 24 hours a day, seven days a week. Customers will be advised that limited Support will be available outside of general business hours because the product is restricted to internal use. However, in cases where customers require availability of Technical Support outside standard hours in order to sustain specific programs in exceptional cases, such as a market research session or demonstration, ROCKWELL and NETSPEAK shall attempt to provide

*Confidential portions omitted and filed separately with the Commission.

                                       -5-

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such Support in an appropriate manner. Netspeak acknowledges and agrees that
Engagements will be contracted with ROCKWELL.

         The term of this Pioneer Program shall be six (6) months from the date of this Agreement. The Pioneer Program is intended to provide an interim offering for Customers in advance of the first commercial product to be developed by the Companies.

4.       TERM

4.1 The initial term of this Agreement shall be for a period of two (2) years from the date of execution by both parties and, upon expiration of such term, shall renew itself for (2) successive periods of one (1) year each unless the parties mutually agree in writing a minimum of 90 days in advance that the Agreement shall be canceled.

5.       DUTIES OF NETSPEAK

NETSPEAK shall, at its own expense and without remuneration from ROCKWELL, perform the following during the term and the option period, if exercised, of this Agreement:

5.1 DEMONSTRATION SETS NETSPEAK shall supply for ROCKWELL's use for the period of this Agreement, and, upon ROCKWELL request, may continue to supply during the extensions thereto, six (6) demonstration software packages and one (1) application/maintenance software package, complete product documentation, installation instructions, user manuals, and suitable quantities of sales support materials to perform integration, test, application development, and demonstrate the system in ROCKWELL's demo center. Up to 50 copies of additional collateral material and 2 manuals may be reasonably requested by ROCKWELL and be supplied by NETSPEAK. All copies will be updated by NETSPEAK within a reasonable time after the effective date of each release. ROCKWELL at its own expense with prior permission by NETSPEAK, reproduce for internal use only any such printed or electronically recorded material pertaining to Demonstration Packages and manuals which were originally supplied by NETSPEAK. NETSPEAK may, at its option and its expense, lease a communication link to establish a connection with ROCKWELL's test bed, the use of which shall be coordinated and approved by ROCKWELL in advance. NETSPEAK shall not have access to any embedded software in ROCKWELL's test bed. Upon the expiration or termination of the Agreement, each party will return to the other party in good condition, wear and tear excepted, all supplied hardware and software. All documentation, whether in hard copy or soft files, shall be returned by each party to the other party or destroyed, as the other party may direct.

5.2 MARKETING REPORTS. NETSPEAK shall provide ROCKWELL on-line or physical access to reports detailing marketing or technical information on products competitive comparisons, special sales or service suggestions, competitive announcements, and new marketing or technical support material for the NETSPEAK Product. NETSPEAK shall respond reasonably to all inquiries and reasonable requests for sales support from ROCKWELL.


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5.3 WARRANTY SUPPORT. NETSPEAK will provide free warranty support to ROCKWELL for 90 days after customer acceptance or 180 days from shipment, which ever occurs first. ROCKWELL will be responsible to take first call from its Customers during any warranty period. The procedural steps for tier 2 warranty service shall be as set forth in Exhibits E and G of this Agreement.

5.4 NETSPEAK PRODUCT SUPPORT. NETSPEAK shall provide to ROCKWELL enhancements and updates to the NETSPEAK Product when changes occur. All proposed enhancements and updates will be subjected to a reasonable compatibility check with the ROCKWELL Product prior to release. Such compatibility test shall be conducted by NETSPEAK and verified by ROCKWELL. NETSPEAK will provide a Product Change Notice a minimum of thirty (30) days in advance of a new release or the deletion of any feature(s). Engineering Change Notices and adequate sustaining technical support for all interfaces encompassed under this Agreement for its ten-n shall be provided to ROCKWELL at no cost so long as NETSPEAK continues to support such interfaces.

5.5 PRODUCT DISCONTINUANCE. NETSPEAK may discontinue the production or availability of any Product at any time during the term of the Agreement by three (3) months prior written notice. In the event of a Product discontinuance hereunder, NETSPEAK shall at the option of ROCKWELL either provide substitute Products which under normal and proper use: (i) shall not materially or adversely affect physical or functional interchangeability or performance (except where there is written agreement between the parties that specific characteristics will be so affected), (ii) shall not detract from the safety of the Product or allow ROCKWELL to make an end of cycle buy of such discontinued product the production of which shall not extend beyond twenty four (24) months from the time notice is given.

6.       DUTIES OF ROCKWELL

ROCKWELL shall, at its own expense and without remuneration from NETSPEAK, perform the following during the entire period of this Agreement:

6.1 SALES AND MARKETING. ROCKWELL shall maintain a sufficient world-wide marketing and sales program augmented by outside third party sales and marketing arrangements as ROCKWELL may determine to be appropriate to sell the NETSPEAK Products, perform all necessary promotion and advertising of the NETSPEAK Products, and use its diligent efforts to effect the maximum amount of gross sales of the NETSPEAK Products. This will include provisions for NETSPEAK to participate in ROCKWELL sponsored trade shows, user group forums and product demonstrations subject to availability and approval by ROCKWELL.

6.2 SALES FORECASTS. ROCKWELL shall submit a rolling six-month non-binding sales forecast, solely for the purpose of NETSPEAK internal planning.

6.3 TERMS AND CONDITIONS OF RESALE. For each system of the NETSPEAK Product sold, ROCKWELL will obtain from End User/Agent or its Customer, a fully executed ROCKWELL

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standard General Terms and Conditions of Sale document attached hereto as
Exhibit G. End User/Agents shall receive no interest in the NETSPEAK Software other than a sublicense. Title to the NETSPEAK Software shall not be transferred to End User/Agent. All ROCKWELL End Users will be prohibited to re-license the NETSPEAK Software.

6.4 PRODUCT SUPPORT. ROCKWELL will promptly provide information and initial training for ROCKWELL Products at a ROCKWELL facility, regarding enhancements and updates of the ROCKWELL Products to the extent they will impact the operation or functionality of the NETSPEAK Product, when such changes occur. Pertinent Engineering Change Notices and adequate sustaining technical support shall be provided to NETSPEAK at no cost so long as ROCKWELL continues to support such interfaces.

6.5 ASSIGNMENT OF LIAISON. ROCKWELL agrees to assign a technical, service and sales individual to act as the focal point and liaison with NETSPEAK.

6.6 SEMIANNUAL REVIEWS. ROCKWELL agrees to meet with representatives on a semi-annual basis to review the relationship between ROCKWELL and NETSPEAK, sales opportunities, service status and product requirement. This meeting will take place at a mutually agreed upon time and location, the location to alternate between each companies facilities.

7.       TRADE NAMES, TRADEMARKS AND PRIVATE LABELS

7.1 USE OF NETSPEAK TRADEMARKS. During the term of this Agreement, ROCKWELL shall have the right to use the trade names and trademarks of NETSPEAK applied to the NETSPEAK Products whether registered or not, in advertising and promotional literature solely in connection with ROCKWELL's sales of the NETSPEAK Products. Such use shall identify the trade names and trademarks as the exclusive property of NETSPEAK. Upon termination or expiration of this Agreement, ROCKWELL shall immediately cease and desist from use of all trade names and trademarks of NETSPEAK in any manner whatsoever for new installations. NETSPEAK shall have the same rights to ROCKWELL Tradenames and Trademarks with respect to this section, except that such use shall be subject to prior review and approval by ROCKWELL.

7.2 PROPRIETARY RIGHTS. ROCKWELL acknowledges that NETSPEAK owns and retains all trade names and trademarks and other proprietary rights in or associated with the NETSPEAK Product, and agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of, or cause confusion in the ownership of, any Mark or copyright belonging to or licensed to NETSPEAK (including, without limitation, any act which may infringe or lead to the infringement of any of NETSPEAK's proprietary rights).

7.3 OBLIGATION TO PROTECT. ROCKWELL agrees to use reasonable efforts to protect NETSPEAK's proprietary fights and to cooperate in NETSPEAK's efforts to protect its proprietary rights. ROCKWELL agrees to promptly notify NETSPEAK of any known or suspected breach of NETSPEAK's proprietary fights that comes to ROCKWELL's attention.

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8.       PRICING AND DISCOUNTS

8.1 PRICE STABILITY. Product pricing for individual Product components and pre-configured versions of the Product are defined in Exhibit A. Prices shall be firm for twelve (12) months from date the Agreement is signed after which NETSPEAK may adjust prices limited to a three (3%) increase for the prior year, on its software products, upon no less than ninety (90) days prior written notice to ROCKWELL. No such increase shall be effective for any ROCKWELL order accepted from an End User/Agent or for any proposal to an End User/Agent which was dated prior to the date notice of such increase was received by ROCKWELL, provided that ROCKWELL notifies NETSPEAK upon receipt of notice of such increase which End User/Agent orders and/or proposals are outstanding, and provided further that ROCKWELL places all orders to NETSPEAK resulting from such outstanding orders and/or proposals within 90 days of the date notice of such increase was received by ROCKWELL.

8.2 MOST FAVORED CUSTOMER. NETSPEAK represents that the charges, fees, costs, and discounts set forth in this Agreement are no less favorable to ROCKWELL than the most favorable terms given to any other distributor or like type of strategic alliance with like quantities and commitments and with similar terms and conditions entered into by NETSPEAK as of the Effective Date of this Agreement. If, during the term of this Agreement, NETSPEAK, in its sales to other End User/Agents, reduces prices for like quantities of the same or essentially the same component or materials or labor embodied in the NETSPEAK Product under similar terms and conditions to a level below the prices established by this Agreement and detailed in Exhibit A, then NetSpeak will immediately adjust its price(s) to ROCKWELL for any open or future orders to equal the levels charged to such other customer(s) providing ROCKWELL's purchases represent similar terms, quantities, and conditions.

8.3 DISCOUNTS. NETSPEAK agrees that sales and licenses of NETSPEAK Products to ROCKWELL shall be at the "ROCKWELL Purchase Price" as detailed in Exhibit A. NETSPEAK agrees to explore and identify cost reduction opportunities in the Products provided. Any cost savings generated by NETSPEAK shall be shared in a reduction in the unit price of the Product supplied under this Agreement, effective at a mutually agreed upon time.

8.4 PAYMENT TERMS. Payment terms for the NETSPEAK products shall be net fifty
(50) days after shipment of NETSPEAK Product.

8.5 MAINTENANCE RELEASES. Sets of NETSPEAK Product Documentation and software media for all maintenance updates and releases will be provided by NETSPEAK throughout the warranty and maintenance periods as set forth in Exhibits E and F.

9.       FIELD TESTING

Upon mutual agreement, NETSPEAK and ROCKWELL may jointly conduct a field test of the NETSPEAK Product for a ROCKWELL End User. NETSPEAK will provide reasonable sales,

                                       -9-

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engineering, and marketing support in a close technical working relationship with ROCKWELL for up to 2 (two) designated customers.

10.      SALES AND PRE-SALES SUPPORT

10.1 JOINT SALES PRESENTATIONS. NETSPEAK and ROCKWELL mutually agree that it may be in the best interests of both parties to make joint presentations to End User/Agent prospects. NETSPEAK and ROCKWELL agree that neither party will unreasonably decline to support joint sales presentations. Each party shall be responsible for its respective sales expenses. Any sales prospect for which ROCKWELL requested joint sales effort shall not be solicited by NETSPEAK alone, unless mutually agreed to in writing.

10.2 PRE-SALES SUPPORT. ROCKWELL shall provide primary pre-sales application, engineering and configuration support for ROCKWELL Products. ROCKWELL shall to the best of its ability pre-qualify prospective customers of NETSPEAK products, and upon mutual agreement, NETSPEAK shall provide pre-sales support to ROCKWELL at a place and time reasonably requested by ROCKWELL. As described herein, the term pre-sales shall mean any systems engineering, configuration design, technical application support related to customer evaluation of the NETSPEAK product prior to submission of an order by a customer. NETSPEAK shall provide and maintain a highly-trained and qualified pre-sales technical capability for the primary purpose of technically configuring and presenting NETSPEAK solutions to ROCKWELL customer. NETSPEAK shall prepare and submit quotations incorporating final configurations and installation requirements to ROCKWELL's Sales Support personnel for their approval prior to any submission of pricing and availability to ROCKWELL's customer.

10.3 POST SALES SUPPORT. NETSPEAK shall provide tier 2 post-sales support to ROCKWELL and maintain a customer support center for any NETSPEAK Products(s) described in Exhibit A sold by ROCKWELL. The term "post-sales" shall mean any activity related to delivery of warranty services or Product(s) support for NetSpeak Product(s).

NETSPEAK will continue to provide the support service detailed in Exhibits E and G for post-Warranty NETSPEAK Product services to all ROCKWELL End User/Agents for which NETSPEAK has authorized an annual maintenance Contract. NETSPEAK will provide said services as may be in effect and offered to its other Customers and End User/Agents at the time of Contract.

11.      ORDERING AND DELIVERY

11.1 FOB/RISK OF LOSS. Prices for the NETSPEAK Products are FOB Boca Raton, FL. Risk of loss for all NETSPEAK Products sold shall pass from NETSPEAK to ROCKWELL upon delivery of the NETSPEAK Products to the designated freight carrier at the FOB point.

11.2 DELIVERY PERIOD. NETSPEAK shall use its best commercially reasonable efforts to deliver the NETSPEAK Product to ROCKWELL or its integrator, within thirty (30) days of the date the order is accepted providing that such products are substantially as forecasted.

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11.3 NETSPEAK PRODUCT CONFIGURATION & SUPPORT. NETSPEAK may modify the NETSPEAK
Product and availability as detailed in Exhibit A upon sixty (60) days prior written notice to ROCKWELL. NETSPEAK shall provide support for any NETSPEAK Product sold and installed under this Contract for a period of not less than five (5) years from the Effective Date of the contract.

11.4 ORDERS. ROCKWELL may purchase NETSPEAK Products listed in Exhibit A during the term of this Agreement by written purchase order. Any new product or applications developed by NETSPEAK shall be added to Exhibit A by mutual written consent of the parties. Each written order shall include (as a minimum): the name of the Product(s) ordered; NETSPEAK Product code(s); price(s) net of the then applicable discount; quantity(s); and, desired delivery date(s). All purchase orders are subject to acceptance by NETSPEAK. ROCKWELL's order shall be deemed to have been accepted unless NETSPEAK provides written notice of order rejection within seven (7) business days after receipt of the ROCKWELL order by NETSPEAK. ROCKWELL shall have no obligation to purchase any NETSPEAK Products hereunder except to the extent as may be incorporated in written orders placed subject to this Agreement. Cancellation or rescheduling of any order is subject to a cancellation fee as specified in Exhibit D.

11.5 TERMS & CONDITIONS OF ORDER. All NETSPEAK Product(s) ordered by ROCKWELL from NETSPEAK pursuant to this Agreement shall be subject solely to the provisions of this Agreement and any other provisions in addition to or not specifically covered by this Agreement shall be governed by ROCKWELL's standard purchase order terms and conditions then in effect.

11.6 SHIPMENTS. All ordered NETSPEAK Product(s) shall be prepared for shipment in accordance with NetSpeak's standard practices in a manner to assure the NETSPEAK Product is not damaged in transit and shipped using a Rockwell approved carrier listed in ROCKWELL's routing instructions. ROCKWELL shall pay all freight costs, however, no shipments will be insured unless specific written instructions are issued by ROCKWELL prior to shipment.

11.7 INSTALLATION. Upon shipment of Products from NETSPEAK's facility, ROCKWELL agrees to assume full responsibility for project management, system programming, equipment integration, installation and maintenance. NETSPEAK agrees to provide Training as specified on the Rockwell Purchase Order issued to NETSPEAK.

11.8 PERMITS & APPROVALS. NETSPEAK agrees to determine the permits and approvals necessary to import, export, buy, sell and maintain the NETSPEAK Product in a country for which NETSPEAK Product is not approved at the time a marketing opportunity may present itself. Upon agreement by ROCKWELL and NETSPEAK that it is in the best interest of both parties to do so, NetSpeak shall, at its own expense, obtain all necessary governmental permits and approvals necessary for ROCKWELL to import, export, buy, sell and maintain the NETSPEAK Product or otherwise fully perform its obligations under this Agreement. ROCKWELL agrees to provide as much advance notice as possible to NETSPEAK with regard to new countries into which Rockwell intends to market the NETSPEAK Product and to work with NETSPEAK to obtain required approvals.

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12.      WARRANTY

12.1 PRODUCT LICENSE. NETSPEAK warrants that ROCKWELL or its End User/Agent, as the case may be, shall acquire a license to the NETSPEAK Product(s) (software) purchased free and clear of all encumbrances.

12.2 LIENS & INFRINGEMENTS. NETSPEAK warrants that it has and will guarantee to Rockwell or its End User/Agent, the right, title, and interest to license the NETSPEAK Products free of all liens and encumbrances, and that the NETSPEAK Products or any part thereof, do not infringe on any third party intellectual property interest. If at any time NETSPEAK shall incur any indebtedness that has become a lien upon such NETSPEAK Products or any part thereof or which may become a claim against ROCKWELL, NETSPEAK shall immediately pay such claim or indebtedness, or cause such lien to be released and discharged by giving bond or otherwise at NETSPEAK's sole expense.

12.3 LIMITATIONS. Except as expressly provided in this Agreement, all WARRANTIES shall be void as to any NETSPEAK Product damaged or rendered unserviceable by: improper or inadequate maintenance by anyone other than NETSPEAK; unauthorized modifications or physical or electrical abuse to the NETSPEAK Product by anyone other than NETSPEAK; unreasonable refusal to comply with engineering change notice programs; negligence by other than NETSPEAK or NETSPEAK's representative(s); theft; water or other perils; damage caused by containment and/or operation outside the environmental specifications; and, alteration or connection of the NETSPEAK Product to other machines, equipment, or devices (other than NetSpeak's approved devices) without the prior written approval of NETSPEAK.

13.      INDEMNIFICATION

13.1 NEGLIGENCE INDEMNIFICATION. Each party (the "Indemnitor") hereby indemnifies and holds the other party (the "Indemnitee"), its directors, officers, agents and employees harmless against any and all claims, actions and damages, liabilities or expenses, including attorney's fees and other legal costs for injury to or death to any person, and for loss of or damage to any and all property arising out of the negligent acts or omissions of the Indemnitor under this Agreement.

13.2 INTELLECTUAL PROPERTY INDEMNIFICATION. NETSPEAK shall defend, at its expense, any claim against ROCKWELL alleging that the NETSPEAK Product, or any part thereof, infringes any patent, copyright, trademark, trade name, trade secret, mask work, or other intellectual property interest in any country and shall pay all costs and damages awarded, provided that NETSPEAK is promptly informed in writing and furnished with a copy of each communication, notice, or other action relating to the alleged infringement and is given authority, information, and assistance necessary to defend or settle such claim. If an injunction against Rockwell's use, sale, lease, license, other distribution of the NETSPEAK Product, or any part thereof, results from such a claim (or if ROCKWELL reasonably believes such an injunction is likely), NETSPEAK shall, at its option, (and in addition to NETSPEAK's other obligations hereunder) (i) procure for ROCKWELL the right to continue using, selling, leasing, or licensing the NETSPEAK Product or part thereof; (ii) replace such NETSPEAK Product or part thereof with non-infringing substitutes otherwise complying substantially with all the requirements of this Agreement; or (iii) credit the purchase price, less a charge equal to one-thirty-sixth (1/36) of the purchase price of the NETSPEAK Product for each month that ROCKWELL enjoyed beneficial use, and accept the return of such equipment. Any unused and unopened stock may be returned for full credit. The provisions of this section shall not apply to any claim for infringement resulting solely from NETSPEAK's compliance with ROCKWELL's detailed design specifications, where provided. THIS SECTION
13.2 STATES THE SOLE AND EXCLUSIVE LIABILITY OF THE PARTIES TO THIS AGREEMENT FOR PATENT, COPYRIGHT, TRADE SECRET, OR OTHER PROPRIETARY RIGHTS INFRINGEMENT AND IS IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, IN REGARD THERETO.

14.      TRAINING AND DOCUMENTATION

14.1 TRAINING. NETSPEAK will provide training courses and training development support as described in Exhibit C.

14.2 TRAINING MATERIALS. NETSPEAK shall provide ROCKWELL, at no cost to ROCKWELL, with a reproducible copy of any NETSPEAK developed training documentation and materials for the NETSPEAK Products in electronic format for ROCKWELL's internal training purposes only, during the term of this Agreement.

14.3 DOCUMENTATION. NETSPEAK shall provide complete, reproducible documentation sets for each Customer sale including Standard and Custom Developed Product Specifications, Users Manuals, Installation and Support Manuals, and any other information required to allow SSD to install the NETSPEAK Product and to allow SSD to provide fully functional technical support to its Customers.

15.      TERMINATION

15.1 BANKRUPTCY. Either party shall have the right to terminate this Agreement immediately upon written notice in the event either party files or has filed against it any bankruptcy or similar proceedings or enters into any form of arrangement with and/or for the benefit of its creditors.

15.2 BREACH. In the event either party materially breaches this Agreement, the non-breaching party may provide written notice of such breach to the other party. Should the party asserted to be in breach fail to cure such breach within a period of sixty (60) days from the date of such notice, the non-breaching party shall have the right to terminate this Agreement immediately upon written notice to the other party. In addition, if one party commits three (3) or more material breaches of this Agreement the non-breaching party shall have the right to terminate this Agreement immediately upon written notice to the breaching party.

15.3 EFFECT OF TERMINATION. Upon the termination or expiration of this
Agreement: (i) each party will return to the other party all of the Confidential Information received hereunder in such party's possession or control; (ii) in the event of a Breach, all unshipped orders will automatically be canceled; and
(iii) NETSPEAK will have the option, in its sole discretion of electing to offer support for ROCKWELL's End User/Agents or permitting ROCKWELL to continue to provide maintenance and support for the NETSPEAK Products to the extent needed to provide such services pursuant to a written agreement to be promptly executed by the parties allowing ROCKWELL to purchase and license the NETSPEAK Software only for the purpose of providing such services.

16.      CONFIDENTIALITY

NETSPEAK and ROCKWELL will from time to time each disclose to the other information deemed to be confidential or proprietary ("Confidential Information"). Such Confidential Information may include but is not limited to, equipment specifications, design parameters, technical data, planned production rates, manufacturing technology, customer lists (or portions thereof), and information pertaining to the Product(s) of the parties. Such Confidential Information shall be protected by the receiving party in the same manner and with the same degree of care that such party accords its own confidential or proprietary information for a period of not less than five (5) years after the intended expiration of this Agreement. Neither party shall disclose any information which is confidential or proprietary without the advance written consent of the other, nor use such information for its own account (except in connection with this Agreement), until and unless such information:

                  (i) is lawfully disclosed in such manner as is not a breach of this Section;

                  (ii)     is otherwise available in the public domain;

                  (iii) is released from the restrictions imposed in this Section by written consent of the disclosing party;

                  (iv) shall be established to have been lawfully known to the receiving party prior to receipt of such information from the disclosing party;

                  (v) is previously and independently developed by the receiving party, which the receiving party can prove with written evidence;

                  (vi) is required to be released by law or such order of a governmental agency or a court of law or equity.

EACH PARTY ACKNOWLEDGE THAT THE CONFIDENTIAL INFORMATION CONTAINS TRADE SECRETS OF THE OTHER PARTY, THE DISCLOSURE OF WHICH WOULD CAUSE SUBSTANTIAL HARM TO SUCH OTHER PARTY THAT COULD NOT BE REMEDIED BY THE PAYMENT OF DAMAGES ALONE.

ACCORDINGLY, EACH PARTY WILL BE ENTITLED TO PRELIMINARY AND PERMANENT INJUNCTIVE RELIEF AND OTHER EQUITABLE RELIEF FOR ANY BREACH OF THIS SECTION 16.

17.      ESCROW

NETSPEAK & ROCKWELL agree to complete the definition and final terms for entering into an ESCROW Agreement, within 30 days of Effective Date of this Agreement.

18.      CUSTOM APPLICATIONS AND CONSULTING

For custom software application services developed by NETSPEAK, on behalf of a ROCKWELL customer order, NETSPEAK shall provide the same quality of documentation normally developed to support its own customers and a copy of the software to ROCKWELL, which will enable ROCKWELL to support its customer, if required.

18.1 ROCKWELL at its option, may provide similar custom application services to ROCKWELL's customers and will also be responsible for any documentation and support required.

19.      LIMITED LIABILITY

19.1     DAMAGES AND LOST PROFITS

REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN OR IN NETSPEAK'S LIMITED WARRANTY ACCOMPANYING DELIVERY OF NETSPEAK PRODUCTS FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, NETSPEAK WILL NOT BE LIABLE FOR ANY LOST PROFITS OR FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY ROCKWELL, ITS END USER/AGENTS OR OTHERS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE NETSPEAK PRODUCTS, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY, AND BREACH OF WARRANTY) EVEN IF NETSPEAK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

19.2     CUMULATIVE LIABILITY

EXCEPT FOR LIABILITY FOR PERSONAL INJURY OR PROPERTY DAMAGE ARISING FROM NETSPEAK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT WILL NETSPEAK'S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT OR NETSPEAK PRODUCTS, FROM ALL CAUSES OF ACTION OF ANY KIND, INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, EXCEED THE PRECEDING 12 MONTH DOLLAR VOLUME PURCHASED BY ROCKWELL.

20.      GENERAL TERMS

20.1 COMPLIANCE WITH LAWS & RULES. In all of their respective operations related to this Agreement, the parties shall comply with all applicable federal, state, and local laws, rules, and regulations, including but not limited to export control laws. Each party also agrees to indemnify and hold harmless the other party from any and all damages and liabilities assessed against the other party as a result of party's non-compliance therewith. Any permission required to be included herein shall be deemed included as a part of this Agreement whether or not specifically referenced.

20.2 GOVERNING LAW. This Agreement and any Purchase Order(s) issued hereunder shall be governed by and interpreted in accordance with the laws of Illinois.

20.3 CONTINUED PERFORMANCE. Any dispute arising under this Agreement which is not resolved by NETSPEAK and ROCKWELL shall be decided by a court of law under the terms of this Section. Pending settlement of the final decision by the court, each party shall proceed diligently with the performance of the Agreement in accordance with the other party's direction.

20.4 TAXES, DUTIES, & FEES. All amounts payable under this Agreement are exclusive of all sales, use, value-added, withholding, and other taxes and duties. ROCKWELL shall be responsible for the payment of, and shall indemnify and hold harmless NETSPEAK from, any and all such taxes, duties, customs charges, or other costs or charges of any nature arising in any manner out of the sale, use, storage, or delivery of the NETSPEAK Product(s), except taxes based upon the income of NETSPEAK. NETSPEAK will be promptly reimbursed by ROCKWELL for any and all taxes or duties that NETSPEAK may be required to pay in connection with this Agreement or its performance.

20.5 WAIVER. No waiver by either party of any default or breach by the other party of any of the provisions hereof shall constitute a waiver of any prior or subsequent default or breach hereunder.

20.6 FORCE MAJEURE. Neither party shall be liable for failure to perform any of its obligations under this Agreement during any period in which such party cannot perform due to matters beyond their control, including, but not limited to, labor disputes, strike, fire, flood, or other natural disaster, war, embargo, or riot provided that the party so delayed immediately notifies the other party of such delay. If NETSPEAK's performance is delayed for these reasons for a consecutive period of sixty (60) days or more, ROCKWELL may terminate this Agreement and/or any Purchase Order hereunder by giving NETSPEAK written notice, which termination shall become effective upon receipt of such notice. If ROCKWELL terminates, its sole liability under this Agreement or any Purchase Orders issued hereunder will be to pay any balances due for conforming Product(s): (a.) delivered by NETSPEAK before receipt of ROCKWELL's termination notice; and, (b.) ordered by Rockwell for delivery and actually delivered within fifteen (15) days after receipt of Rockwell's termination notice.

20.7 CONFLICT IN TERMS. If any conflict arises with the terms and conditions in the exhibits or attachments to his document, the terms and conditions contained within the body of this Distributor Agreement will prevail.

20.8 NOTICES. Any notices under this Agreement shall be sent in writing to the parties at their following addresses, by registered mail, provided either party may change such address by providing notice of same to the other party:

For NETSPEAK:

         NETSPEAK CORPORATION,
         902 Clint Moore Road
         Suite 104
         Boca Raton, FL 33487
         Telephone: 561-997-4001 / Facsimile: 561-997-2401

FOR ROCKWELL:

         ROCKWELL INTERNATIONAL CORPORATION

         300 Bauman Court
         PO Box 8007
         Wood Dale, IL 60191-1121

         Attn: Strategic Procurement & Product Integration
         Telephone: 708-960-8536 / Facsimile: 708-769-1641

20.9 VALIDITY. If any provision of this Agreement shall be rendered invalid, then such invalidity shall not affect the remainder of this Agreement which shall remain in full force and effect.

20.10 EXHIBITS. The Exhibits attached hereto are incorporated into this Agreement by reference and made a part of this Agreement as though they were recited herein in their entirety.


20.11    SURVIVAL.

The provisions of Sections I (Sole and Entire Agreement), 3.2 (Nature of Agreement), 7 (Trade Names, Trademarks, and Private Labels), 12 (Warranty), 13 (Indemnification), 16 (Confidentiality), 17 (Escrow), 19 (Limited Liability), 20 (General), and this Section 21 (Survival) shall survive termination or expiration of this Agreement.

IN CONSIDERATION of the mutual covenants and conditions herein set forth, the parties have executed this Agreement as of the day and year written below.


NETSPEAK CORPORATION                   ROCKWELL INTERNATIONAL CORP.


By: /S/ ROBERT KENNEDY                 By: /S/ MARK J. POWER
  --------------------                   -------------------
Typed Name: ROBERT KENNEDY             Typed Name: MARK J. POWER
Title: PRESIDENT                       Title: Senior Manager, Strategic
                                              Procurement


Date: 1/31/97                          Date: 1/29/97